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                                                                   Exhibit 99.3

                             MCLEODUSA INCORPORATED

                              OFFER TO EXCHANGE ITS
           [12%/11 1/2%] SENIOR NOTES DUE [JULY 15, 2008/MAY 1, 2009]
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF THE OUTSTANDING
            [12%/11 1/2] SENIOR NOTES DUE [JULY 15, 2008/MAY 1, 2009]
                         OF CAPROCK COMMUNICATIONS CORP.
                PURSUANT TO THE PROSPECTUS DATED _______ __, 2000

TO:  BROKERS, DEALERS, COMMERCIAL BANKS,
      TRUST COMPANIES AND OTHER NOMINEES:

         McLeodUSA Incorporated (the "Company") is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the enclosed Prospectus, dated_______ __, 2000 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), its [12%/11 1/2%] Senior Notes Due [July 15, 2008/May 1, 2009], which have been registered under the Securities Act of 1933 (the "McLeodUSA Notes"), for any and all of the outstanding [12%/11 1/2] Senior Notes Due [July 15, 2008/May 1, 2009] of CapRock Communications Corp., a Texas Corporation (the "CapRock Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Agreement and Plan of Merger by and among the Company, Cactus Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and CapRock Communications Corp., dated as of October 2, 2000.

         In connection with the Exchange Offer, we are requesting that you contact your clients for whom you hold CapRock Notes registered in your name or in the name of your nominee, or who hold CapRock Notes registered in their own names. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. However, you will, upon request, be reimbursed for reasonable out-of-pocket expenses incurred in connection with soliciting acceptances of the Exchange Offer. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of CapRock Notes pursuant to the Exchange Offer, except as set forth in the Prospectus and the Letter of Transmittal.

         For your information and for forwarding to your clients, we are enclosing the following documents:

         1. Prospectus dated _______ __, 2000;

         2. A Letter of Transmittal for your use and for the information of your clients;

         3. A form of Notice of Guaranteed Delivery; and

         4. A form of letter which may be sent to your clients for whose account you hold CapRock Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for the information of you and your clients

         YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER __, 2000 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY (IN WHICH CASE THE TERM "EXPIRATION DATE"

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SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED).
THE CAPROCK NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

         To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the CapRock Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Prospectus and the Letter of Transmittal.

         If holders of CapRock Notes wish to tender, but it is impracticable for them to forward their certificates for CapRock Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the CapRock Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.


                                                     Very truly yours,


                                                     McLeodUSA Incorporated



         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.